Exhibit 99.2

Albertsons® Companies, Inc. Names Cody Perdue Interim Chief Financial Officer

Longtime Albertsons finance leader brings extensive experience across treasury, investor relations, financial reporting and risk management

BOISE, Idaho – September 30, 2026 – Albertsons® Companies, Inc. (NYSE: ACI) today announced that its Board of Directors has appointed Cody Perdue as Interim Chief Financial Officer, effective today. Perdue currently serves as Senior Vice President of Treasury, Investor Relations and Risk Management and will continue to oversee those functions while serving in the interim role.

Perdue succeeds Sharon McCollam, who previously announced her plans to retire as President and Chief Financial Officer. McCollam will remain with the company in an advisory capacity through the end of the fiscal year on Feb. 27, 2027, to support a seamless transition. The company’s search for a permanent Chief Financial Officer is underway.

“Cody is a highly respected finance leader with a deep understanding of Albertsons and a strong record of helping guide our financial strategy,” said Susan Morris, CEO of Albertsons Companies. “His experience across treasury, investor relations, financial reporting and risk management, together with the relationships he has built throughout the organization and with the investment community, make him well suited to lead the finance function during this transition.

“Cody has been my right hand and a trusted partner to the entire leadership team,” said McCollam. “Throughout his career at Albertsons, he has been at the center of the company’s most significant strategic and financial transactions. He is a disciplined and thoughtful financial leader with excellent judgment, and I look forward to working with him to ensure a seamless transition.”

Perdue joined Albertsons in 2013 and has served as Senior Vice President of Treasury, Investor Relations and Risk Management since 2025. Prior to this position, Perdue served as Group Vice President of Treasury and Investor Relations along with several finance and accounting leadership roles of increasing responsibility. Before joining Albertsons, Perdue worked at Deloitte and Touche LLP. He earned a Master of Science in Accountancy from the University of Notre Dame and a Bachelor of Business Administration in Accounting from Boise State University.

Important Notice Regarding Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the federal securities laws. The forward-looking statements include our current expectations, assumptions, perspectives and projections about our business and our industry. You can identify forward-looking statements by the use of words such as “outlook,” “may,” “should,” “could,” “estimates,” “predicts,” “potential,” “continue,” “anticipates,” “believes,” “plans,” “expects,” “future” and “intends,” and similar expressions intended to identify forward-looking statements. The forward-looking statements are based on the company’s current expectations and involve risks and uncertainties that are beyond our control and difficult to predict and could cause actual results to differ materially from the results expressed or implied by the statements. In evaluating our forward-looking statements, you should carefully consider the risks and uncertainties more fully described in the “Risk Factors” section and other sections of our reports filed with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

About Albertsons Companies

Albertsons Companies is a leading food and drug retailer in the United States. As of June 20, 2026, the company operated 2,240 retail stores with 1,708 in-store pharmacies, 408 associated fuel centers, 22 dedicated distribution centers and 19 manufacturing facilities. The company operates stores across 35 states and the District of Columbia under 22 well-known banners, including Albertsons, Safeway, Vons, Jewel-Osco, Shaw’s, ACME, Tom Thumb, Randalls, United Supermarkets, Pavilions, Star Market, Haggen, Carrs, Kings Food Markets and Balducci’s Food Lovers Market. The company is committed to helping people across the country live better lives by making a meaningful difference, neighborhood by neighborhood. In 2025, along with the Albertsons Companies Foundation, the company contributed $497 million in food and financial support, including $56 million through its Nourishing Neighbors program, to help ensure those living in its communities and those affected by disasters have enough to eat.

Albertsons, Safeway, Vons, Jewel-Osco, Tom Thumb, Randalls, United Supermarkets, Pavilions, Haggen and Balducci’s Food Lovers Market are registered trademarks of Albertsons Companies, Inc. or its subsidiaries. ACME, Carrs, Kings Food Markets, Shaw’s and Star Market are trademarks of Albertsons Companies, Inc. or its subsidiaries. Albertsons-associated logos, product names and services are trademarks of Albertsons Companies, Inc. All other trademarks are the property of their respective owners.

Contacts

media@albertsons.com